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                                                                    Exhibit 23.2





                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-64167) pertaining to the 1998 Employee Stock Purchase Plan and in the Registration Statement (Form S-8 No. 333-57781) pertaining to the 1997 Stock Option Plan and the 1998 Non-Employee Directors' Stock Election Plan and in the Registration Statement (Form S-8 No. 33-88426 and No. 333-27835) pertaining to the 1994 Stock Option Plan and in the Registration Statement (Form S-8 No. 333-27831) pertaining to the 1996 Non-Employee Directors' Stock Option Plan and the 1992 Outside Directors' Director Stock Unit Plan, of GTECH Holdings Corporation of our report dated March 23, 1998 with respect to the financial statements of Camelot Group plc as of January 31, 1998 and February 1, 1997 and for the years ended January 31, 1998 and February 1, 1997, which is included in the Annual Report (Form 10-K) of GTECH Holdings Corporation for the fiscal year ended February 26, 2000.




Price Waterhouse
Chartered Accountants
London, England
May 1, 2000